As filed with the Securities and Exchange Commission on December 21, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
IMARX THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	86-0974730

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
1635 East 18th Street
Tucson, AZ 85719
(Address of principal executive offices) (Zip code)
2000 STOCK PLAN
2007 PERFORMANCE INCENTIVE PLAN
(Full title of the plans)
Kevin J. Ontiveros
Vice President, Legal Affairs
ImaRx Therapeutics, Inc.
1635 East 18th Street
Tucson, AZ 85719
(520) 770-1259
(Name, address and telephone number, including area code, of agent for service)
Copy to:
John M. Steel, Esq.
DLA Piper US LLP
701 Fifth Avenue, Suite 7000
Seattle, WA 98104-7044
(206) 839-4800
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered (1)	Per Share	Offering Price	Registration Fee
Common Stock, $0.0001 par value per share	1,626,820(2)	$7.01(3)	$11,404,008(3)	$350.10
Common Stock, $0.0001 par value per share	833,378(4)	$2.07(5)	$1,725,092(5)	$52.96
TOTALS	2,460,198		$13,129,100	$403.06

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued under the above-named plans to prevent dilution resulting from any stock split, stock dividend or similar transaction.

(2)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the ImaRx Therapeutics, Inc. 2000 Stock Plan (the “2000 Plan”) and the ImaRx Therapeutics, Inc. 2007 Performance Incentive Plan (the “2007 PIP”). Any of the shares of Common Stock that are subject to options granted under the 2000 Plan that expire or are terminated without having been exercised in full will be available for future issuance under the 2007 PIP.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 1,626,820 shares of Common Stock reserved for future issuance upon the exercise of options outstanding under the 2000 Plan and the 2007 PIP are calculated using a weighted average exercise price for such shares of $7.01 per share.

(4)	Represents 67,895 shares of Common Stock available for future issuance under the 2007 PIP, and up to 765,483 shares of Common Stock issuable upon exercise of options currently outstanding under the 2000 Plan that could become available for grant under the 2007 PIP if such 2000 Plan stock options expire or are terminated without having been exercised in full following the effective date of the 2007 PIP.

(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the shares of Common Stock are calculated based on the average of the high and low prices of the Common Stock on December 19, 2007, as reported on the Nasdaq Capital Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of the Registration Statement on Form S-8 will be sent or given to participants in the Registrant’s 2000 Plan and 2007 PIP as specified by Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by ImaRx Therapeutics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:
          (a) The Registrant’s prospectus, dated July 25, 2007, filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), which contains audited financial statements for the Registrant’s fiscal year ended December 31, 2006.
          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Prospectus.
          (c) The description of the Registrant’s Common Stock contained its Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.

Item 6. Indemnification of Directors and Officers.
          The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation of an enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees). Under the DGCL, Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
          In addition, Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
          The Registrant’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant’s Amended and Restated Certificate of Incorporation requires indemnification of its directors and officers to the fullest extent permissible under the DGCL and the Registrant’s Amended and Restated Bylaws provide for indemnification of officers and directors to the fullest extent authorized by the DGCL.
          The Registrant maintains a liability insurance policy pursuant to which its directors and officers may be indemnified against liability incurred for serving in their capacities as directors and officers.
          The Registrant has entered into stockholder-approved indemnification agreements with each of its directors and officers. The indemnification agreements set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These agreements, among other things, require the Registrant to indemnify or advance amounts to its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as a director or executive officer of Registrant or any of our subsidiaries or any other related company or enterprise to which the person provides services at the Registrant’s request.
Item 7. Exemption From Registration Claimed.
          Not applicable.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit				Date of	Exhibit	Filed
Number	Description of Document	Form	File No.	First Filing	Number	Herewith

4.1	Specimen certificate evidencing shares of common stock	S-1	333-142646	May 4, 2007	4.1

4.2	Fifth Amended and Restated Certificate of Incorporation of the registrant	S-1	333-142646	May 4, 2007	3.4

4.3	Bylaws of the registrant, as amended	S-1	333-142646	May 4, 2007	3.6

5.1	Opinion of DLA Piper US LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page to this registration statement)					X

99.1	ImaRx Therapeutics, Inc. 2000 Stock Plan	S-1	333-142646	May 4, 2007	10.3

99.2	ImaRx Therapeutics, Inc. 2007 Performance Incentive Plan	S-1	333-142646	May 4, 2007	10.4
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on December 18, 2007.

IMARX THERAPEUTICS, INC.
By:	/s/ Kevin J. Ontiveros
Kevin J. Ontiveros,
Vice President, Legal Affairs

SIGNATURES AND POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Kevin J. Ontiveros and Greg Cobb his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to the registration statement on Form S-8, and to any registration statement filed under Securities and Exchange Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradford A. Zakes	President, Chief Executive Officer	December 18, 2007
Bradford A. Zakes	and Director
(Principal Executive Officer)

/s/ Greg Cobb	Chief Financial Officer	December 18, 2007
Greg Cobb	(Principal Financial and Accounting Officer)

/s/ Richard Love Richard Love	Director	December 18, 2007

/s/ Richard Otto Richard Otto	Director	December 18, 2007

/s/ Thomas W. Pew Thomas W. Pew	Director	December 18, 2007

/s/ Philip Ranker Philip Ranker	Director	December 18, 2007

/s/ James M. Strickland James M. Strickland	Director	December 18, 2007

EXHIBIT INDEX

		Incorporated by Reference
Exhibit				Date of	Exhibit	Filed
Number	Description of Document	Form	File No.	First Filing	Number	Herewith

4.1	Specimen certificate evidencing shares of common stock	S-1	333-142646	May 4, 2007	4.1

4.2	Fifth Amended and Restated Certificate of Incorporation of the registrant	S-1	333-142646	May 4, 2007	3.4

4.3	Bylaws of the registrant, as amended	S-1	333-142646	May 4, 2007	3.6

5.1	Opinion of DLA Piper US LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page to this registration statement)					X

99.1	ImaRx Therapeutics, Inc. 2000 Stock Plan	S-1	333-142646	May 4, 2007	10.3

99.2	ImaRx Therapeutics, Inc. 2007 Performance Incentive Plan	S-1	333-142646	May 4, 2007	10.4